                                                                    Exhibit 3(i)

                       RESTATED ARTICLES OF INCORPORATION
                       ----------------------------------
                                       OF
                                       --
                             UNION ELECTRIC COMPANY
                             ----------------------

         Pursuant to the provisions of Section 351.106, R.S.Mo. 1986, as amended, the undersigned Corporation adopts the following Restated Articles of Incorporation.

                                     FIRST
                                     -----

         That the name of the Corporation shall be UNION ELECTRIC COMPANY.

                                     SECOND
                                     ------

         That the registered office of the Corporation in the State of Missouri shall be 1901 Chouteau Avenue, St. Louis, Missouri 63103, and the name of the registered agent at such address shall be William E. Jaudes.

                                     THIRD
                                     -----

         That the aggregate number of shares which the Corporation has the authority to issue is 182,500,000 classified into 25,000,000 shares of Preferred Stock without par value, 7,500,000 shares of Preference Stock with the par value of $1 per share, and 150,000,000 shares of Common Stock with the par value of $5 per share.

         (a) The Preferred Stock has heretofore been, or shall be, issued in series as follows:

              (1) The Preferred Stock has heretofore been issued and is outstanding in the following amounts and series: 330,000 shares of Preferred Stock, $7.64 Series; 330,001 shares of Preferred Stock, $7.44 Series; 300,000 shares of Preferred Stock, $6.40 Series; 7,020 shares of Preferred Stock, $6.30 Series; 14,000 shares of Preferred Stock, $5.50 Series A; 3,000 shares of Preferred Stock, $5.50 Series B; 20,000 shares of Preferred Stock, $4.75 Series; 200,000 shares of Preferred Stock, $4.56 Series; 213,595 shares of Preferred Stock, $4.50 Series; 40,000 shares of Preferred Stock, $4.30 Series; 150,000 shares of Preferred Stock, $4.00 Series; 40,000 shares of Preferred Stock, $3.70 Series; 130,000 shares of Preferred Stock, $3.50 Series; and 1,657,500 shares of Preferred Stock, $1.735 Series. The respective annual dividend rates per share for such series; the respective dates (hereinafter in this paragraph (1) called "cumulative dates") from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the respective redemption prices per share for such series (exclusive of accrued and unpaid dividends); and the respective amounts (hereinafter in this paragraph (1) called "liquidation prices") per share (exclusive of accrued and unpaid dividends) for such series payable to the holders thereof in case of voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; all as heretofore fixed by the Board of Directors as follows:

                                               Voluntary    Involuntary    Sinking
           Dividend  Cumulative  Redemption   Liquidation   Liquidation     Fund
Series       Rate       Date        Price        Price         Price     Provisions
- ---------  --------  ----------  -----------  ------------  -----------  -----------
$7.64          7.64     1/19/93     (i)           (i)            100.00     None
$7.44          7.44    12/20/72      101.00        101.00        100.00     None
$6.40          6.40    11/15/67      101.50        101.50        100.00     None
$6.30          6.30    12/30/83      100.00        100.00        100.00     (ii)
$5.50 A        5.50    12/30/83      110.00        110.00        100.00     None
$5.50 B        5.50    12/30/83      103.50        103.50        100.00     None
$4.75          4.75    12/30/83     102.176       102.176        100.00     None
$4.56          4.56    11/15/63      102.47        102.47        100.00     None
$4.50          4.50     5/15/41      110.00        105.50        100.00     None
$4.30          4.30    12/30/83      105.00        105.00        100.00     None
$4.00          4.00     8/15/49     105.625       105.625        100.00     None
$3.70          3.70     8/15/45      104.75        104.75        100.00     None
$3.50          3.50     5/15/46      110.00        110.00        100.00     None
$1.735        1.735     8/11/93    (iii)         (iii)            25.00     None

    (i) Not redeemable prior to February 15, 2003; $103.82 if redeemed on February 15, 2003 or thereafter and prior to February 15, 2004; $103.40 if redeemed on February 15, 2004 or thereafter and prior to February 15, 2005; $102.97 if redeemed on February 15, 2005 or thereafter and prior to February 15, 2006; $102.55 if redeemed on February 15, 2006 or thereafter and prior to February 15, 2007; $102.12 if redeemed on February 15, 2007 or thereafter and prior to February 15, 2008; $101.70 if redeemed on February 15, 2008 or thereafter and prior to February 15, 2009; $101.27 if redeemed on February 15, 2009 or thereafter and prior to February 15, 2010; $100.85 if redeemed on February 15, 2010 or thereafter and prior to February 15, 2011; $100.42 if redeemed on February 15, 2011 or thereafter and prior to February 15, 2012; $100.00 if redeemed on February 15, 2012 or thereafter.

    (ii) That so long as any shares of Preferred Stock, $6.30 Series, shall be outstanding, the Company shall retire annually by redemption at $100.00 per share plus accrued and unpaid dividends to the date of redemption, on June 1 in each year beginning with June 1, 1984, 260 shares of Preferred Stock, $6.30 Series; that shares of Preferred Stock, $6.30 Series, selected for redemption shall be selected pro rata from the holders thereof; and that shares of Preferred Stock, $6.30 Series, redeemed pursuant to this paragraph shall become authorized and unissued shares of Preferred Stock of the Company.

    (iii) Not redeemable prior to August 1, 1998; $25.00 on August 1, 1998 or thereafter.

              (2) Additional shares of the Preferred Stock may, subject to the provisions of paragraphs (1) and (6) of subdivision (k) below, be issued as additional shares of Preferred Stock of any of the series designated above or as shares of one or more other series of Preferred Stock, with such distinctive serial designations as shall be set forth in the resolution or resolutions from time to time adopted by the Board of Directors providing for the issue of such stock or in such other instrument providing for the issue of such stock as may be required by law; and in any such resolution or resolutions or such other instrument, as the case may be, with respect to each particular series of the Preferred Stock (other than the series designated above) the Board of Directors is hereby expressly authorized to fix, to the extent which may be permitted by law,

              (i) the annual dividend rate for the particular series which shall not exceed $8 per share, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative;

              (ii) the redemption price per share for the particular series which (exclusive of accrued and unpaid dividends) shall not exceed $120 per share;

              (iii) the amount or amounts per share (exclusive of accrued and unpaid dividends) for the particular series payable to the holders thereof in case of dissolution, liquidation or winding up of the affairs of the Corporation, but such amount or amounts shall not exceed $120 per share;

              (iv) the terms and conditions, if any, upon which shares of the particular series shall be convertible into, or exchangeable for, shares of any other class, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment thereof, if any;

              (v) the terms and amount of any sinking fund created for the purchase or redemption of the particular series of Preferred Stock; and

              (vi) any other characteristics of, and any restrictive or other provisions relating to, the shares of each particular series not inconsistent with the provisions of the Articles of Incorporation, as amended, as the Board of Directors may by law be permitted to fix.

         All shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the date from which dividends thereon shall be cumulative; and all shares of all series shall be of equal rank as to dividends and assets with each other, regardless of series, and shall be identical with each other in all other respects except as hereinbefore provided.

         (b) Before any dividends on the Common Stock shall be paid or declared or set apart for payment, the holders of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared, out of any funds legally available for the declaration of dividends, cumulative cash dividends at the respective annual rates hereinbefore specified with respect to the series of Preferred Stock designated above, or, in the case of Preferred Stock of any other series, at the annual dividend rate for the particular series theretofore fixed by the Board of Directors as hereinbefore provided, payable quarter-yearly on the fifteenth days of February, May, August, and November in each year, to stockholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of the payment of each particular dividend. Such dividends on shares of the Preferred Stock shall be cumulative,

              (1) if issued prior to the record date for the first dividend on the shares of such series, then, in the case of the series of Preferred Stock designated above, from the respective dates hereinbefore specified with respect thereto, or, in the case of Preferred Stock of any other series, from the date theretofore fixed for the purpose by the Board of Directors as hereinbefore provided;

              (2) if issued during the period commencing immediately after a record date for a dividend and terminating at the close of the payment date for such dividend, then from said last mentioned dividend payment date; and

              (3) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

 so that if dividends on all outstanding shares of the Preferred Stock shall not have been paid for all past quarter-yearly dividend periods, and the full dividends thereon for the current quarter-yearly dividend period shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment, but without interest on cumulative dividends, before any dividends shall be declared or any distribution made on the Common Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision (b).

         (c) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock at the time outstanding, or the whole or any part of any series thereof, at any time or from time to time, by paying, in the case of the series of Preferred Stock designated above, the respective redemption prices hereinbefore specified with respect thereto, or, in the case of Preferred Stock of any other series, by paying such redemption price therefor as shall have been fixed by the Board of Directors as hereinbefore provided, together with a sum, in the case of each share so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of every such redemption shall be given by publication, published at least once in each of two calendar weeks in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in a like newspaper published and of general circulation in the City of St. Louis, Missouri, the first publication to be at least thirty days and not more than sixty days prior to the date fixed for such redemption. At least thirty days' and not more than sixty days' previous notice of every such redemption shall also be mailed to the holders of record of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select by lot or in such other manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the Preferred Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of the Preferred Stock so called for redemption shall not have been surrendered for redemption, the shares represented thereby shall no longer be deemed outstanding in the hands of the persons who are the holders thereof immediately preceding such redemption, the right of such holders to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights of such holders with respect to such shares of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of such holders to receive the amount payable upon redemption thereof, but without interest; provided, however, that the Corporation may, after giving the first notice by publication of any such redemption, or giving irrevocable instructions therefor, and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000, all funds necessary for such redemption, and thereupon all shares of the Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding in the hands of such holders, and all rights of such holders with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of such holders to receive the amount payable upon the redemption thereof, but without interest. All or any shares of the Preferred Stock redeemed at any time may, in the discretion of the Board of Directors and to the extent permitted by law, be reissued or otherwise disposed of at any time or from time to time subject to the provisions of these Articles of Incorporation, as amended.

         (d) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution shall be made to the holders of the Common Stock, the holders of shares of the Preferred Stock at the time outstanding shall be entitled to be paid in cash, in the case of the series of Preferred Stock designated above, the respective amounts hereinbefore specified with respect thereto, and, in the case of Preferred Stock of any other series, such amount as shall have been fixed by the Board of Directors as hereinbefore provided, together with a sum in the case of each such share, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such shares became cumulative to the date fixed for the payment of such distributive amounts, less the aggregate of the dividends theretofore or on such date paid thereon. After such payment to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be divided and distributed among the holders of the Common Stock then outstanding according to their respective shares.

         (e) Unless and until four quarter-yearly dividends payable on the Preferred Stock shall be in default, in whole or in part, every stockholder shall have one vote for each share of Preferred Stock, and one vote for each share of Common Stock, held by him, on all matters, including the election of Directors, except as otherwise provided by law or by these Articles of Incorporation, as amended. If and when four quarter-yearly dividends (whether or not consecutive) payable on the Preferred Stock shall be in default, in whole or in part, every stockholder shall have one vote for each share of Preferred Stock, and one vote for each share of Common Stock, held by him, on all matters except the election of Directors, and in such case the number of Directors of the Corporation shall thereupon, and until such default shall have been remedied, be two more than the number specified in and pursuant to Article Fifth of the Articles of Incorporation, as amended, the holders of the Preferred Stock at the time outstanding, voting separately as a class, shall become entitled to elect the two additional members of the Board of Directors, and at each annual election of Directors thereafter during the continuance of such default the holders of the Preferred Stock, voting separately as a class, shall be entitled to elect two members of the Board of Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation. However, if and when all dividends then in default on the Preferred Stock then outstanding shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of such special right herein provided for to elect such members of the Board of Directors, the voting power of the Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, and the number of Directors of the Corporation shall again be the number specified in and pursuant to Article Fifth of the Articles of Incorporation, as amended; but always subject to the same provisions for vesting such special rights in the Preferred Stock in case of any similar future default or defaults. A meeting of the holders of the Preferred Stock, at which the holders of the Preferred Stock shall vote as a class, shall be held at any time after the accrual of such special right to elect such two additional members of the Board of Directors, upon notice similar to that provided in the By-laws for a special meeting, upon call by the holders of not less than 1,000 shares of the Preferred Stock or upon call by the Secretary of the Corporation at the request in writing of any holder of Preferred Stock addressed to him at the principal office of the Corporation. Upon termination of such special right at any time by reason of the payment of all accumulated and defaulted dividends on such stock, the terms of office of all persons who may have been elected Directors of the Corporation by vote of the holders of the Preferred Stock, as a class, pursuant to such special right shall forthwith terminate.

         Whenever Directors are elected by the stockholders by classes, pursuant to this subdivision (e), in case of any vacancy in the Board of Directors, through death, resignation, disqualification or other cause, occurring among the Directors elected by the holders of the Common Stock, as a class, the remaining Directors elected by the vote of the holders of the Common Stock, as a class, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant; and in case of any such vacancy in the Board of Directors occurring among the Directors elected by the holders of the Preferred Stock, as a class, the holders of the Preferred Stock then outstanding and entitled to vote may, at a meeting of such holders called in the manner provided by this subdivision (e), elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In all other cases any such vacancy shall be filled by the affirmative vote of the majority of the remaining Directors, and the Directors so elected shall hold office until their successors shall be elected and qualified.

         (f) In all elections for Directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him multiplied by the number of Directors to be elected, and may cast the whole number of votes, either in person or by proxy, for one candidate or distribute such votes among two or more candidates; provided, however, that in case the Directors are to be elected by particular classes of stock as provided in the Articles of Incorporation, as amended, in the event of default in the payment of dividends on the Preferred Stock, each holder of the particular class of stock shall have the right to cast as many votes in the aggregate as shall equal the number of shares of such class held by him multiplied by the number of Directors to be elected by such class, and may cast the whole number of such votes for one candidate for Director to be elected by such class or may distribute such votes among two or more candidates for Directors to be elected by such class.

         (g) Except as otherwise provided by law or by the Articles of Incorporation, as amended, the holders of record of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum at such meeting; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote, but less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, without notice other than announcement at the meeting.

         (h) No holder of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

         (i) Upon the issuance for money or other consideration of any shares of capital stock of the Corporation or of any securities convertible into shares of capital stock of the Corporation, of any class whatever which may be authorized from time to time, no holder of shares of Common Stock of the Corporation shall be entitled as such as a matter of right to subscribe for, purchase or receive any proportionate or other share of the capital stock or securities so issued, but all or any portion of such capital stock may be disposed of by the

 Corporation, as and when determined by the Board of Directors, free of any such rights, whether by offering the same to shareholders or by sale or other disposition as the Board of Directors may deem advisable; provided, however, that if the Board of Directors shall determine to issue and sell any shares of Common Stock (including, for the purposes of this paragraph, any security convertible into Common Stock, but excluding shares of such Common Stock and securities convertible into such Common Stock theretofore reacquired by the Corporation after having been duly issued, or issued to satisfy any conversion or option rights theretofore granted by the Corporation) solely for money and other than by:

              (1)  a public offering thereof, or

              (2) an offering thereof to or through underwriters or dealers who shall agree promptly to make a public offering thereof, or

              (3) The issue thereof in connection with (a) any dividend reinvestment, stock purchase or other plan in which the holders of the Common, Preferred or Preference Stock or customers of the Corporation or of any subsidiary of the Corporation may participate or (b) any stock ownership, stock purchase, stock option, stock bonus, savings, pension or other plan in connection with which employees or former employees (including officers and directors) of the Corporation or any subsidiary of the Corporation may purchase or acquire Common Stock (or securities of the Corporation convertible into or exchangeable for Common Stock) or any trust related to, or any agent acting with respect to, any such plan may purchase or acquire Common Stock (or securities of the Corporation convertible into or exchangeable for Common Stock) on behalf of, or for the account or benefit of, such employees or former employees or, in case of any such trust, for the purpose of investing the funds of the trust, or

              (4) any other offering thereof which shall have been authorized or approved by the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for such purpose) of the holders of a majority of the shares of Common Stock then outstanding and entitled to vote, such shares of Common Stock shall first be offered pro rata to the holders of record of the then outstanding shares of Common Stock (excluding outstanding shares of such Common Stock held for the benefit of holders of scrip certificates or other instruments representing fractional interests in a full share of such Common Stock) upon terms which, in the judgment of the Board of Directors, shall be not less favorable (without deduction of such reasonable compensation for the sale, underwriting or purchase of such shares by underwriters or dealers as may lawfully be paid by the Corporation) to the purchaser than the terms upon which such shares are offered to others than such holders of the Common Stock; provided that the Corporation shall not be obligated to offer or to issue any fractional interest in a full share of Common Stock; and provided further that the time within which such preemptive rights shall be exercised may be limited to such time as to the Board of Directors may seem proper, not less, however, than fourteen days after the mailing of notice that such preemptive rights are available and may be exercised.

         (j) So long as any shares of the Preferred Stock are outstanding, no amendment to the Articles of Incorporation which would change the express preferences, priorities or character of the Preferred Stock or the rate of dividend to be paid thereon in any manner substantially prejudicial to the holders thereof shall be made, except as hereinafter in subdivisions (k) and
 (n) provided and except an amendment changing the number of the Board of Directors, without the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for the purpose) of the holders of at least three-fourths of the aggregate number of shares of the Preferred Stock then outstanding; but such amendment may be made with such affirmative consent, together with such additional vote or consent of stockholders as from time to time may be required by law.

         (k) So long as any of the shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of the Preferred Stock then outstanding:

              (1) sell or otherwise dispose of any shares of the Preferred Stock or of stock of any other class ranking on a parity with or having any preference over the Preferred Stock as to assets or dividends, unless the net earnings of the Corporation available for the payment of dividends on the Preferred Stock and on all such other classes of stock, computed in accordance with good accounting practice, for a period of any twelve consecutive calendar months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least two and one-half times the annual dividend requirements on all shares of the Preferred Stock and of all other classes of stock ranking on a parity with or having any preference over the Preferred Stock as to assets or dividends, to be outstanding immediately after such proposed additional issue; and, in determining such net earnings available for the payment of dividends on the Preferred Stock and on all such other classes of stock, any dividend received by the Corporation during such period on stock of any subsidiary of the Corporation in excess of the net earnings of such subsidiary for such period available therefor, computed in accordance with good accounting practice, shall be included only to the extent of such net earnings of such subsidiary; or

              (2) create any class of stock which shall be preferred as to dividends or assets over the Preferred Stock; or

              (3) increase the authorized number of shares of the Preferred Stock; or

              (4) reclassify outstanding shares of stock of any class ranking junior to the Preferred Stock as to assets or dividends, wholly or partially, into shares of stock of any class ranking on a parity with or having any preference over the Preferred Stock as to assets or dividends; or

              (5) make any distribution out of capital or capital surplus (other than dividends payable in stock ranking junior to the Preferred Stock as to assets and dividends) to holders of stock of the Corporation ranking junior to the Preferred Stock as to assets or dividends; or

              (6) issue any shares of the Preferred Stock or any other stock ranking on a parity with or having any preference over the Preferred Stock as to assets or dividends, if the stated capital to be represented by the Preferred Stock and such other stock outstanding immediately after such issue would exceed the stated capital to be represented by shares of stock to be then outstanding ranking junior to the Preferred Stock as to assets and dividends, increased by the amount of any capital surplus or reduced by the amount of any deficit. For the purpose of this subdivision (6), stated capital represented by any preferred stock having a par value shall be the par value thereof, and stated capital represented by any preferred stock without par value shall be the amount of stated capital fixed by the Board of Directors with respect thereto at the time of issue thereof, or the amount payable to the holders thereof (exclusive of accrued and unpaid dividends) in preference to the Common Stock upon involuntary liquidation, dissolution or winding up of the affairs of the Corporation, whichever is greater;

 but any such action requiring such affirmative consent of the holders of the Preferred Stock, as provided in this subdivision (k), may be taken with such vote or consent of stockholders as may at the time be required by law, but with at least the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for the purpose) of the holders of two-thirds of the aggregate number of shares of Preferred Stock then outstanding. Stock shall not be considered to be outstanding for any of the purposes of this subdivision
 (k) or of subdivision (j) above, if the Board of Directors shall have determined to redeem such stock and if the first publication of notice of redemption shall have been made, or irrevocable instructions given therefor, and all funds necessary for such redemption shall have been deposited in trust for such purpose.

         (l) No amendment to the Articles of Incorporation which would change the provisions of the foregoing subdivisions (f), (g) or (i) in any manner substantially prejudicial to the holders of any class of stock, shall be made without the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for such purpose) of the holders of at least two-thirds of the aggregate number of shares of capital stock of the Corporation then outstanding and entitled to vote; but such amendment may be made with such affirmative consent, together with such additional vote or consent of shareholders as from time to time may be required by law.

         (m) No amendment to the Articles of Incorporation providing for the creation or increase of Preferred Stock of any class shall be made without the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for such purpose) of the holders of at least a majority of the aggregate number of shares of Common Stock of the Corporation then outstanding; but such amendment may be made with such affirmative consent, together with such additional vote or consent of holders of Preferred Stock of the Corporation as shall at the time be required by the Articles of Incorporation, as amended.

         (n) Subject to the provisions of subdivisions (j), (k), (l) and (m) hereof, the Corporation reserves the right to amend, alter, change or repeal, to the extent now or hereafter permitted by law, any provision in its Articles of Incorporation, as amended, (including the authorizing of preferred stock junior to the Preferred Stock as to dividends and assets and the changing of any authorized but unissued shares of the Preferred Stock to shares of another class or classes of preferred stock ranking on a parity with the Preferred Stock as to assets and dividends but which may have different dividend rates, redemption prices and other terms and provisions as may at the time be permitted by law) with such vote or consent of stockholders as from time to time may be required by law, and all rights herein conferred upon the shareholders are granted subject to this reservation.

         (o) Subject to the provisions of subdivision (k) hereof, the Corporation may issue and dispose of its authorized but unissued shares without par value, from time to time, for such consideration as may from time to time be prescribed by the Board of Directors, and authority is hereby expressly conferred on the Board of Directors so to fix such consideration. The Board of Directors is also hereby expressly authorized to determine, at or before the time of issue thereof, what part of the consideration which shall be received by the Corporation upon the issue from time to time of shares of its capital stock without par value shall be capital, and, in the absence of any such determination, the entire consideration received for any particular shares shall be capital. Any and all shares without par value issued for the consideration so fixed shall be deemed fully paid and be non-assessable, and the holder of such shares shall not be liable thereon to the Corporation or its creditors.

         (p) The Preference Stock shall have, or be subject to, as the case may be, the following preferences, rights, privileges and restrictions:

         Manner of Issue - Series - The Board of Directors is empowered to cause the Preference Stock to be issued from time to time as shares of one or more series of Preference Stock, and in the resolution or resolutions providing for the issue of each particular series, before issuance, the Board of Directors is expressly authorized to fix:

              (1) the distinctive serial designation of the shares of such series and the number of shares which shall constitute such series;

              (2) the annual dividend rate for the particular series, the dates of payment of dividends on shares of such series and the dates from which they are cumulative;

              (3) the redemption price per share and the terms of redemption for the shares of a particular series;

         (4) the amount or amounts per share (exclusive of accrued and unpaid dividends) for the particular series payable to the holders thereof in case of dissolution, liquidation or winding up of the affairs of the Corporation;

              (5) the terms and conditions, if any, upon which shares of the particular series shall be convertible into, or exchangeable for, shares of any stock of junior rank, with respect to dividends and assets, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment thereof, if any;

              (6) the terms and amount of any sinking fund created for the purchase or redemption of the shares of any particular series; and

              (7) any other characteristics of, and any restrictive or other provisions relating to, the shares of each particular series not inconsistent with the provisions of the Articles of Incorporation, as amended, as the Board of Directors may by law be permitted to fix.

 All shares of Preference Stock shall be of junior rank, with respect to dividends and assets, to all shares of Preferred Stock and of senior rank in such respects to all shares of Common Stock. All shares of Preference Stock of any one series shall be identical with each other in all respects except, in the event portions of the shares of a single series are issued at different times, the date from which dividends thereon shall be cumulative; and all shares of all series shall be of equal rank as to dividends and assets with each other, regardless of series, and shall be identical with each other in all respects except as hereinabove provided.

         Dividends - Dividends on Preference Stock of any series shall be payable at annual rates and on dates fixed by the Board of Directors at the time of the creation of such series, payable quarter-yearly on such dates as shall be fixed for such payments by the Board of Directors. The right of holders of Preference Stock to receive dividends shall be subject to the dividend and sinking fund provisions of the Preferred Stock. Dividends on the Preference Stock shall be cumulative, and no dividends shall be declared or paid, or any distribution made, on Common Stock, other than a dividend payable in Common Stock, unless and until full dividends on the outstanding Preference Stock shall have been paid, or declared and a sum sufficient for the payment thereof set aside, with respect to all past dividend periods and the current dividend period. Dividends on shares of any series of Preference Stock shall accrue from and be cumulative from such date as may be fixed by the Board of Directors at the time of the creation of such series, except that dividends on shares of Preference Stock of any series, which are issued after the initial issue of shares of such series, shall accrue from and be cumulative from such date as may be fixed by the Board of Directors at the time of issuance of such additional shares.

         Redemption - If so provided by the Board of Directors upon the creation of any series of Preference Stock, the Corporation, at the option of the Board of Directors, or in accordance with the requirements of any sinking fund for the Preference Stock or any series thereof, may redeem the whole or any part of the Preference Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time as may be determined by the Board of Directors and at such redemption price or prices as may have been fixed by the Board of Directors at the time of the creation of the shares so to be redeemed, together with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemption; provided, however, that no redemption of any Preference Stock shall be effected unless (1) full dividends on all outstanding shares of Preferred Stock and Preference Stock for all past dividend periods shall have been paid, or declared and a sufficient sum set apart for the payment thereof, and (2) all obligations of the Corporation, if any, with respect to the redemption or purchase of shares of Preferred Stock and Preference Stock in accordance with the requirements of any sinking fund have been met.

         Liquidation, Dissolution and Winding Up of the Affairs of the Corporation - In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, but only after full payment has been made to the holders of the Preferred Stock of all amounts to which they are entitled by these Articles of Incorporation, as amended, or a sufficient sum set apart for such payment, the holders of shares of each series of Preference Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the amount fixed by the Board of Directors in creating such series, plus an amount equal to all unpaid dividends accrued thereon to the date fixed for such payment to the holders of Preference Stock.

         Voting Rights - Except as otherwise provided in these Articles of Incorporation, as amended, each holder of Preference Stock shall be entitled at all meetings of shareholders of the Corporation to one vote for each share of such stock held by him; and the holders of Preference Stock shall vote together with the holders of the Preferred Stock and the Common Stock as a single class, except in those instances where these Articles of Incorporation, as amended, grant to the holders of Preferred Stock or Common Stock the right to vote as a separate class. The voting rights of the holders of Preference Stock in an election of directors shall be identical with the voting rights of the holders of Common Stock in such election, as set forth in these Articles of Incorporation, as amended, and the provision for filling vacancies in the Board of Directors that are by said amended Articles applicable to holders of the Common Stock shall be equally applicable to holders of the Preference Stock.

         Whenever four quarter-yearly dividends payable on the Preference Stock shall be in default, and during the continuance of such default, the Common Stock and the Preferred Stock, voting together as a single class, shall be entitled to elect the same number of directors as was authorized by the Articles of Incorporation immediately prior to such default, and the Preference Stock, as a class, shall be entitled to elect two additional directors.

         Notwithstanding any other provision in those Articles of Incorporation, as amended, the affirmative approval of the holders of at least two-thirds of the Preference Stock of all series thereof then outstanding present and voting at a meeting, voting as a single class without regard to series, shall be required for any amendment of these Articles of Incorporation, as amended, altering adversely any existing provision of the Preference Stock or for an increase in the authorized amount of the Preference Stock or the creation, or an increase in the authorized amount of any class of stock ranking, as to dividends and assets, on a parity with or prior to the Preference Stock.

         Preemptive Rights - No holder of shares of any series of the Preference Stock shall, as such, have any preemptive or preferential right to subscribe to or purchase shares of any class or series of stock of the Corporation, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase, or subscribe to, shares of any class or series of stock of the Corporation, now or hereafter authorized.

                                     FOURTH
                                     ------

         That the name and place of residence of each incorporator are:

         NAME                        RESIDENCE
         ----                        ---------
         L. H. Egan                  St. Louis, Missouri
         F. J. Boehm                 St. Louis, Missouri
         L. E. Young                 St. Louis, Missouri
         H. Spoehrer                 St. Louis, Missouri
         Wm. Avery                   St. Louis, Missouri
         C. E. Michel                St. Louis, Missouri
         H. W. Eales                 St. Louis, Missouri
         G. K. Miltenberger          St. Louis, Missouri
         R. S. King                  St. Louis, Missouri

                                     FIFTH
                                     -----

         That, except as otherwise provided by the Articles of Incorporation, as amended, the number of the Board of Directors shall be fixed at eleven or at the number and in the manner provided by the By-laws of the Company, as amended, and written notice shall be given to the Secretary of State of Missouri of the number of the Board of Directors within thirty (30) calendar days of the fixing of such number. The Board of Directors shall have the power to make, alter, amend or repeal the By-laws of the Company.

                                     SIXTH
                                     -----

         That the Corporation shall have perpetual existence.

                                    SEVENTH
                                    -------

         That the purposes for which the Corporation is formed are:

         To acquire the properties, rights, privileges, franchises, business and other assets of Union Electric Company, a corporation of the State of Missouri;

         To manufacture, produce, develop, generate, store, acquire, lease, purchase, sell, control, use, dispose of, transmit, distribute and supply or otherwise utilize electricity and electrical energy or any other power or force in any form and for any purpose whatsoever;

         To purchase or otherwise acquire, hold, use, operate, sell, pledge, mortgage, lease or otherwise dispose of machinery, generators, motors, lamps, plants, apparatus, devices, supplies and articles of every kind pertaining to or in anywise connected with the production, use, distribution, regulation, control or application of electricity or electrical energy for any and all purposes;

         To construct, purchase or otherwise acquire, hold, develop, use, operate, sell, lease, mortgage or otherwise dispose of hydraulic, electric and other works, water powers and the sites thereof, plants, power houses, buildings, machinery, equipments, apparatus, devices, processes, transmission and distribution lines, transforming and distributing stations and any and all rights of way and lands connected therewith or useful therefore; and to acquire any and all rights, or other property necessary and useful in connection with acquiring, owning and operating any or all of said works, water powers or plants;

         To construct, purchase or otherwise acquire, hold, use, operate, sell, lease, mortgage or otherwise dispose of reservoirs, dams, diversion structures, canals, ditches, flumes, water conduits, pipe lines, distributing or transmission lines and systems, and such other works, plants, equipments, appliances and appurtenances as may be necessary, useful or appropriate for impounding, storing, conveying, distributing and utilizing water for power, irrigation, fire, sanitary, domestic, manufacturing and other uses, and to appropriate, divert, use, apply, sell and otherwise dispose of water for such uses; to make applications, locations, entries, selections or filings in connection therewith;

         To apply for, purchase or otherwise acquire, hold, use, operate, sell, mortgage, or otherwise dispose of permits or licenses issued by the United States or any state, territory or subdivision thereof for the purpose of constructing, operating and maintaining dams, water conduits, reservoirs, power houses, transmission or distribution lines, or other works or projects necessary or convenient for the development and improvement of navigation, and for the development, transmission and utilization of power across, along, from or in any of the navigable waters of the United States, or upon any part of the public lands and reservations of the United States, or for the purpose of utilizing the surplus water or water power from any dam of the United States or any state, territory or subdivision thereof;

         To transform power generated by hydraulic or other plants into electrical or other energy and to transmit or otherwise dispose thereof for any and all purposes;

         To purchase or otherwise acquire, hold, use, operate, sell, pledge, mortgage, lease, or otherwise dispose of all water rights, water powers and water privileges;

         To manufacture, acquire, purchase, sell and distribute for all purposes, natural and artificial gas, and to acquire, construct, purchase, own, maintain, operate, sell and lease all necessary and convenient works, conduits, plants, apparatus and connections for holding, receiving, purifying, manufacturing, selling, utilizing and distributing natural or artificial gas; to manufacture and sell or otherwise dispose of chemicals or other products derived wholly or in part from gas or gas works;

         To manufacture, purchase, sell and distribute steam and hot water for heating and other purposes, and to acquire, construct, purchase, own, maintain, operate, sell and lease all necessary and convenient works, plants, apparatus and connections for manufacturing, selling and distributing steam and hot water;

         To manufacture, purchase, sell and distribute ice and refrigeration; and to construct, purchase or otherwise acquire, hold, use, operate, sell, lease, mortgage or otherwise dispose of ice and refrigerating plants;

         To purchase or otherwise acquire, hold, use, operate, sell, mortgage, pledge, lease, or otherwise dispose of such real and personal estate, property rights, rights of way, easements, privileges, grants, consents and franchises, as may be necessary, appropriate or useful in connection with the business, objects and purposes of the Corporation;

         To engage as a public utility in furtherance of each and all of the foregoing purposes, which are now or may hereafter become subject to the laws governing or regulating public utilities, and to that end to be authorized to transmit, conduct or distribute, for public or private use, electrical energy, water, gas, steam and/or refrigeration under or over, along or across highways, streets, alleys, bridges and other public places;

         To apply for, purchase or otherwise acquire, and to hold, use, own, operate and to sell, assign or otherwise dispose of, and to grant or receive licenses in respect of or otherwise to turn to account any and all inventions, improvements, patents, patent rights, processes, trademarks, and trade-names, secured by or issued under the laws of the United States of America or of any other government or country;

         To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise hold and possess or otherwise dispose of, shares of capital stock, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations of this state, country, nation or government, and while owner of said stock to exercise all the rights, powers and privileges of ownership including the right to vote thereon; and, to the extent now or hereafter permitted by law, to acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities and other political and governmental divisions and subdivision, or by any combinations, organizations or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust, participation and other certificates of and receipts evidencing interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities, or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or evidences of interest therein, and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidences of interest therein, as aforesaid by original subscription, underwriting, loan, participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payments thereon as called for or in advance of calls or otherwise, and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment or for resale or for any other lawful purpose;

         To borrow money, to issue bonds, notes, debentures, or other obligations, secured or unsecured, of the Corporation, from time to time, for moneys borrowed or in payment for property acquired or for any of the other objects or purposes of the Corporation; to secure the same by mortgage or mortgages upon, or by deed or deeds of trust of, or by a pledge of, or other lien upon any or all of the property real or personal, rights, privileges and franchises of the Corporation wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any or all such bonds, notes, debentures or obligations in such manner and upon such terms as may be deemed judicious, but only to the extent then permitted to the Corporation under the laws of the State of Missouri;

         In general, to do any and all of the things hereinbefore set forth, and such other things as are incidental or conducive to the attaining of the objects and purposes of the Corporation; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to enter into, make, perform and carry out contracts of every kind with any person, partnership, association, corporation, government, governmental subdivision or other body whatsoever; and to do such acts and things, and to exercise any and all such powers to the same extent as a natural person might or could lawfully do in so far as the same are authorized by the laws of the State of Missouri, now or hereafter applicable to the Corporation;

         To conduct its business in all or any of its branches so far as permitted by law, in the State of Missouri and elsewhere; and, for and in connection with such business, to acquire, hold, possess, purchase, lease, mortgage and convey real and personal property to the extent permitted by law; and

         To purchase, hold, sell and transfer shares of its own capital stock to such extent and in such manner as may now or hereafter be permitted by law.

                                     EIGHTH
                                     ------

         That the Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

 Dated February       , 1994
                                    UNION ELECTRIC COMPANY



                                    By
                                    ___________________________________________
                                       Vice President and General Counsel


                                    And
                                    ___________________________________________
                                                 Secretary

 STATE OF MISSOURI  )
                    )  SS
 CITY OF ST. LOUIS  )

       On this _________ day of February, 1994, before me appeared William E. Jaudes, to me personally known, who, being by me duly sworn did say that he is Vice President and General Counsel of Union Electric Company, and that the seal affixed to the foregoing instrument is the corporate seal of said Corporation and that said instrument was signed and sealed on behalf of said Corporation by authority of its Board of Directors, and said William E. Jaudes acknowl-edged said instrument to be the free act and deed of said corporation.

                                    ----------------------------------------